Exhibit 99.1

Editorial Contact: Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Investor Relations Contact: Bruce Thomas Conexant Systems, Inc. (949) 483-2698

CONEXANT ANNOUNCES RETIREMENT PLANS
OF CHIEF EXECUTIVE OFFICER

Dwight Decker to Retire in Fall of 2007, Will Remain Board Chairman

            NEWPORT BEACH, Calif., Mar. 26, 2007 – Conexant Systems, Inc. (NASDAQ: CNXT), today announced that Dwight W. Decker plans to retire as the company’s chief executive officer in the fall of this year. The company’s board of directors has established a search committee and initiated the process for selecting Conexant’s next chief executive officer. Decker, 57, will remain in his current position until a replacement is named and afterward is expected to continue serving the company as its non-executive chairman of the board.

            Decker was chief executive officer of Conexant from the time of its spin-off from Rockwell International in 1999 until he retired from the company when its merger with GlobespanVirata was completed in February 2004. In November of that year, the company’s board of directors asked him to return to his previous position.

            “When I agreed to come back as chief executive officer, Conexant faced significant challenges,” Decker said. “I committed to returning the company to profitability and restructuring the balance sheet, to rebuilding the company’s core market-share positions, and to laying the foundation for future growth by focusing on new-product development and leveraging lower-cost offshore resources.

            “The Conexant team has accomplished a great deal in each of these areas over the past two and one-half years,” Decker said. “We face continuing challenges, most particularly the weaker-than-planned revenue outlook that we outlined earlier this quarter, but the team and I are committed to working through these near-term challenges.”

            “On behalf of Conexant’s board of directors, I’d like to thank Dwight for his outstanding leadership, numerous contributions, and unwavering dedication to the company over the years,” said Jerre L. Stead, chairman of the board’s management development and compensation committee, and chairman of the newly formed chief executive officer search committee. “Dwight made a commitment to come out of retirement and lead Conexant at a critical juncture for the company. He worked tirelessly to improve the company’s financial performance, expand market share, and increase product-development capacity. Over the past year Dwight has discussed with the board his desire to resume his retirement, and we expect a smooth and orderly transition over the next six months or so as we complete our search for a new chief executive officer. At that time, the board and I look forward to working with Dwight in his continuing capacity as non-executive chairman.”

About Dwight Decker

            Dr. Dwight W. Decker served as Conexant’s chairman and chief executive officer from the time of the company’s spin-off from Rockwell International in January 1999 through February 2004, when the company’s merger with GlobespanVirata was completed. At that time, he became non-executive chairman of the board of the combined company. Decker returned as CEO of Conexant in November of 2004. Decker joined Rockwell International in 1989, and prior to the Conexant spin-off from Rockwell, he was a senior vice president of Rockwell and the president of Rockwell Semiconductor Systems.

            He serves as non-executive chairman of the board for Skyworks Solutions, Inc. (NASDAQ:SWKS), a wireless communications chipmaker, and Mindspeed Technologies, Inc. (NASDAQ:MSPD), a communications infrastructure semiconductor company. He also serves on the boards of BCD Semiconductor, a private analog component manufacturer in Shanghai, China; Newport Media, a private semiconductor company focused on mobile broadcast media markets; and Pacific Life, a provider of life insurance and financial-services products.

            Decker received his bachelor’s degree in mathematics and physics from McGill University, and his doctorate in applied mathematics from the California Institute of Technology.

About Conexant

            Conexant’s innovative semiconductor solutions are driving broadband communications and digital home networks worldwide. The company has leveraged its expertise and leadership position in modem technologies to enable more Internet connections than all of its competitors combined, and continues to develop highly integrated silicon solutions for broadband data and media processing networks.

            Key products include client-side xDSL and cable modem solutions, home network processors, broadcast video encoders and decoders, digital set-top box components and systems solutions, and dial-up modems. Conexant’s suite of networking components includes a leadership portfolio of IEEE 802.11-compliant WLAN chipsets, software and reference designs, as well as solutions for applications based on HomePlug® and HomePNA™. The company also offers a complete line of asymmetric and symmetric DSL central office solutions, which are used by service providers worldwide to deliver broadband data, voice, and video over copper telephone lines.

            Conexant is a fabless semiconductor company that recorded revenues of $970.8 million in fiscal year 2006. The company has approximately 3,200 employees worldwide, and is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com.

Safe Harbor Statement

            “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

            These risks and uncertainties include, but are not limited to:  the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; general economic and political conditions and conditions in the markets we address; the substantial losses we have incurred; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; continuing volatility in the technology sector and the semiconductor industry; demand for and market acceptance of our new and existing products; our successful development of new products; the timing of our new product introductions and our product quality; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; our ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.

            The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

###

Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.